                                                                    EXHIBIT 10.2


                                 LEASE AGREEMENT


        THIS LEASE, made this ____ day of ______________, 2000, between WDCI, Inc., a Hawaii corporation, hereinafter called Landlord, and WebEx Communications, Inc., a Delaware corporation, hereinafter called Tenant.

                                   WITNESSETH:

1. BASIC LEASE TERMS. The following constitutes certain basic terms of this Lease as further described in this Lease.

        A.      PREMISES.

                Suite No. 500                                        28,351 s.f.
                Suite No. 310                                         5,962 s.f.
                Total Rentable Square Feet of the Premises           34,313 s.f.
                Total Usable Square Feet of the Premises             32,790 s.f.
                Rentable Square Feet of the Complex                 162,104 s.f.
                Tenant's Approx. Share of Total Rentable Area              21.2%

        B.      PERMITTED USE.

                  General Office
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        C.      TERM.

                Total Lease Term                               Sixty (60) months
                Outside Commencement Date                      January 1, 2001

        D.      BASIC RENT.

                Month January 1, 2001 to and including Month December 31, 2001       $ 63,479.05 per month
                Month January 1, 2002 to and including Month December 31, 2002       $ 65,194.70 per month
                Month January 1, 2003 to and including Month December 31, 2003       $ 66,910.35 per month
                Month January 1, 2004 to and including Month December 31, 2004       $ 68,626.00 per month
                Month January 1, 2005 to and including Month December 31, 2005       $ 70,341.65 per month

      E.        DIRECT EXPENSE BASE.  $0.56 per Rentable  sq. ft. per month.

      F.        PREPAID RENT. (SIX (6) MONTH'S RENT) $380,874.30

      G.        SECURITY DEPOSIT.  (FOUR (4) MONTH'S RENT) $253,916.20

      H.        PARKING SPACES.

                No. of Spaces per 1,000 square feet of usable space     Approx.  4.5 spaces
                                                                              (See Addendum)

      I.        ADDITIONAL PARAGRAPHS OR ADDENDA.

                Exhibit A - Premises
                Exhibit B - The Complex
                Exhibit C - Environmental Questionnaire
                Rules and Regulations
                Addendum No. One
                Work Agreement Addendum

      J.        OTHER.
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      Landlord hereby leases to Tenant and Tenant hereby hires and takes from
Landlord those certain premises (the "Premises") outlined in red on Exhibit "A", attached hereto and incorporated herein by this reference thereto more particularly described as a portion of that certain building containing the approximate number of rentable square feet shown in Paragraph 1A located at Prospect Park Center, 2868 Prospect Park Drive, Rancho Cordova, California. The suite number of the Premises is shown in Paragraph 1A. The Premises is agreed to be the number of rentable square feet shown in Paragraph 1A regardless of the actual size of the Premises. Tenant's leased Premises is estimated to be the percentage of the total rentable area of the Complex shown in Paragraph 1A.


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      The total rentable square feet shall include the Premises and a pro-rata share of the Common Area (as defined in Paragraph 6 below). Tenant's proportionate share of Common Areas of the building in which the Premises are located include, but is not limited to, common restrooms, hallways, atriums, covered entrances or egresses, exterior smoking/lunch areas and covered loading areas.

      As used herein the Complex ("Complex") shall mean and include all of the land described in Exhibit "B", attached hereto, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

      This Lease is based upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

2. USE. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose shown in Paragraph 1B and for no other purpose. Tenant shall not do or permit to be done in or about the Premises or the Complex nor bring or keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by law or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises or the Complex or any part thereof, or any of its contents, or will cause cancellation of any Insurance covering the Premises or the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Complex. Tenant shall not place any loads upon the floors, walls or ceiling which endanger the structure, or use or store any harmful, hazardous or toxic fluids or materials or other materials in or about the Complex to include the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. Other than where specifically designated by Landlord, if any, there shall be no smoking anywhere in or adjacent to the building including the area outside the building entrances. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of Common Area of the Complex. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, reasonable attorney's fees, or liability arising out of the failure of Tenant to comply with the provisions of this paragraph and any applicable law. Tenant shall comply with any covenant, condition, or restriction ("CC&R's") affecting the Premises or the Complex. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex.

3. TERM.

      A. The term of this Lease shall be for the period shown in Paragraph 1C and shall commence pursuant to Paragraph 3B below.

      B. The term of this Lease ("Term") shall commence when the first of the following occurs:

            (a) One day after a Certificate of Occupancy (including a temporary Certificate of Occupancy) or a signed final building inspection tag is provided by the proper governmental agency, or, if the governmental agency having jurisdiction over the area in which the Premises are situated does not issue either of the above, then the same number of days after certification by Landlord's architect or contractor that Landlord's construction work, if any, has been completed; or

            (b) Upon the occupancy of the Premises by any of Tenant's personnel; or

            (c) The Outside Commencement Date shown in Paragraph 1C ("Outside Commencement Date").

4. POSSESSION.

      A. DELAY IN DELIVERY. If Landlord, for any reason whatsoever, cannot deliver possession of said premises to Tenant at the commencement of said Term, as hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord's agents be liable to Tenant for any loss or damage resulting therefrom. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed sixty (60) days from the Outside Commencement Date (except those delays caused by Tenant, Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord's control shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, delivered not later than seventy-five days from the Outside Commencement Date, terminate this Lease.

      B. COMMENCEMENT AND CONFIRMATION. Within ten (10) days of Tenant taking possession of the Premises, Landlord shall prepare and deliver to Tenant a Commencement and Confirmation Letter which will specify the date upon which the Term commenced, the date upon which the obligation to pay Basic Rent and expense adjustments, if any, commenced, the date upon which the Term shall expire, and the Monthly Basic Rent and Lease payment, along with an amendment to the Lease ("Amendment") modifying the Lease accordingly.

      Provided Tenant agrees with the information contained in the Commencement and Confirmation Letter and Amendment, Tenant shall promptly execute and return the Commencement and Confirmation Letter and Amendment to Landlord. When fully executed and delivered, the Amendment shall supersede any inconsistent terms contained in the Lease. If Tenant objects to anything contained in the Commencement and Confirmation Letter or the Amendment, within ten (10) days of receipt of the Commencement and Confirmation Letter and Amendment, Tenant shall provide Landlord with a written statement setting forth the specific basis for the objection(s). In the event that an informal resolution of the issues in dispute is not reached, the dispute shall be resolved by Judicial Reference as provided herein. The parties agree that until a binding determination is rendered on the issue(s) in dispute, Landlord and Tenant shall proceed including the payment of Basic Rent and expenses, as if



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Landlord's Commencement and Confirmation Letter and Amendment were accurate and acceptable. The parties shall thereafter make any adjustments required based upon the resolution of the dispute.

5. RENT.

      A. BASIC RENT. Tenant agrees to pay to Landlord, monthly, at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total amount set forth below in lawful money of the United States of America, payable as set forth in Paragraph 1D. The Prepaid Rent as identified in Section 1F shall be applied to the first six (6) months of Basic Rent.

      B. TIME FOR PAYMENT. Rent for the term of the Lease is due in advance on the first day of each calendar month, with a five (5) day grace period for payment. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the Term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month, that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the Term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

      C. LATE CHARGE. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rent or any other charge as set forth in this Lease when due, or any part thereof, Tenant agrees to pay to Landlord, in addition to the delinquent rent due, a late charge for each such payment in default . Said late charges shall equal ten percent (10%) of the amount of such payment in default.

      D. EXPENSE ADJUSTMENT.

            (a) For the purposes of this Paragraph 5D, the following terms are defined as follows:

               (i) LEASE YEAR: Each calendar year constituting any portion of the Term of this Lease.

              (ii) DIRECT EXPENSE BASE: The amount of the monthly Direct Expenses (as defined below) which Landlord has utilized in establishing Tenant's monthly Basic Rent and has included in Basic Rent and agrees to expend as Landlord's share of operation expenses paid for and sustained is the amount per rentable square foot per month shown in Paragraph 1E ("Direct Expenses Base"). Said sum shall constitute the maximum payable by Landlord as its contribution toward the payment of Direct Expenses.

             (iii) DIRECT EXPENSES: For the purposes of this Lease, the term "Direct Expenses" is defined as all direct costs incurred in the course of ownership, operation, management, maintenance and repair of the Complex as determined by standard accounting practices, calculated as billed based on the assumption that the Complex is at least ninety percent (90%) occupied (excepting electrical expenses which shall be based on usage or other equitable basis). If the average occupancy of the Complex is under ninety percent (90%) occupied, Landlord shall pay one hundred percent (100%) of the expenses relating to the vacant space up to ninety percent (90%) occupancy. If the Complex occupancy is at or above ninety percent (90%), Landlord shall bill Tenants for one hundred percent (100%) of expenses using each Tenant's occupancy percentage to calculate each Tenant's share of Direct Expenses.

      The following expenses are some but not all of the costs which are Direct
Expenses: (a) expenses of operation, management and maintenance of the Common Areas of the Complex as set forth in Paragraph 7; (b) expenses of maintenance of the Premises as set forth in Paragraph 11; (c) utility charges relating to the Complex as set forth in Paragraph 12; (d) taxes relating to the Complex as set forth in Paragraph 13; (e) expenses of insurance relating to the Complex as set forth in Paragraph 16; (f) expenses of compliance as set forth in Paragraph 18;
(g) accounting and legal fees incurred in the Complex's ownership and operation; and (h) management expenses relating to the operation, management and maintenance of the Complex, whether managed by Landlord or by a property manager or company, including employee salaries and benefits, clerical charges, transportation, vehicle repairs, small tools and supply charges, postage, office supplies, overtime pay, office overhead and utilities, space charges for on-site manager's office (if any), and miscellaneous charges. The management expense specified above is included in the Direct Expenses Base, and Landlord shall not be required to keep separate records of management expenses for Tenant's leased Premises.

            (b) In any Lease Year from and after 2002, if the actual Direct Expenses paid or incurred by Landlord (expressed on a per month rentable square foot basis) exceeds the Direct Expense Base, then Tenant shall pay Tenant's share of such increased amount to Landlord as Additional Rent. Tenant shall not be responsible to pay any increases in Direct Expenses for the 2001 Lease Year. Landlord shall give to Tenant a statement of the Additional Rent payable by Tenant hereunder which shall be due and payable within ten (10) of receipt. In addition, Landlord may at or after the start of any Lease Year from and after 2002 notify Tenant of the amount which Landlord estimates will be Tenant's monthly share of increased Direct Expenses for such Lease Year. For each subsequent month, Tenant shall pay to Landlord monthly, in advance, one-twelfth (1/12) of Landlord's estimate of the amount by which Direct Expenses for that Lease Year shall exceed the Direct Expense Base. If, at the beginning of a Lease Year, said Landlord's estimate is not available prior to the commencement of the Lease Year, Tenant's payments to Landlord hereunder shall accrue and such accrual shall become payable the month following receipt by Tenant of said Landlord's estimate, and further payments shall be made monthly thereafter. At the end of each Lease Year, said Landlord's estimate shall be reconciled as compared to Landlord's actual Direct Expenses, with Tenant paying to Landlord, within thirty (30) days of demand, any amount of actual Direct Expenses expended by Landlord in excess of said Landlord's estimate, or Landlord, at its option, crediting or refunding to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord's actual Direct Expenses.

            (c) The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, even though the Tenant has vacated the premises, and when Landlord makes the final determination of Tenant's percentage of Direct Expenses for the year in which this Lease terminates, prorated in the proportion which the number of days in such



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calendar year preceding termination bears to 365, Tenant shall pay to Landlord, within fifteen (15) days of demand, any amount of actual Direct Expenses expended by Landlord in excess of said Landlord's estimate, or Landlord shall refund to Tenant within fifteen (15) days any amount of estimated payments made by Tenant in excess of Landlord's actual Direct Expenses.

      All charges, costs and expenses which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including reasonable attorney's fees and legal expenses that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant's part to comply with the terms of this Lease shall be considered as Additional Rent, and in the event of nonpayment by Tenant, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

            (d) The annual statement of increased Direct Expenses shall be made by or verified by an accounting or auditing officer of Landlord. Within sixty
(60) days after receipt of the statement, Tenant shall be entitled, upon five
(5) days prior written notice and during normal business hours, at Landlord's office or such other place as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the Direct Expenses for the immediately preceding calendar year. Failure of Tenant to request such inspection within sixty (60) days from receipt of the statement shall render such statement conclusive and binding on Tenant.

                  Notwithstanding anything contained in this Paragraph 5D, the monthly rental payable by Tenant shall in no event be less than the Basic Rent set forth in Paragraphs 1D and 5A of this Lease.

      E. EXCLUSIONS FROM DIRECT EXPENSES. Exclusions from Direct Expenses shall include Landlord's debt repayments, expenses directly or indirectly incurred by Landlord solely for the benefit of any other tenant, cost of attracting tenants, interest, leasing commissions, expenses incurred in construction of interior improvements or otherwise in improving or decorating space solely for other tenants or other occupants of vacant space; Landlord's cost of electricity and other services sold or provided to tenants in the building for which Landlord is reimbursed as a separate additional charge; depreciation of the building and associated improvements; all items and services for which Tenant pays directly to a third party; and costs of special services rendered to individual tenants for which a special charge is made to that Tenant.

      F. PREPAID RENT. Upon the execution of this Lease, Tenant shall pay to Landlord Prepaid Rent in the sum of amount shown in Paragraph 1F and if Tenant is not in default of any provisions of this Lease, the Prepaid Rent shall be applied toward the Basic Rent due for the first month of the term. In the event Landlord does not accept this Lease, Landlord shall return said Prepaid Rent. If any excess rent shall remain after the above amount is applied to the first month's rental, such excess shall be applied to subsequent monthly installments of annual Basic Rent until such Prepaid Rent is exhausted.

      G. PLACE OF PAYMENT OF RENT AND ADDITIONAL RENT. All Basic Rent and Additional Rent and all other payments required hereunder shall be paid to Landlord at the office of Landlord's agent at 2868 Prospect Park Drive, Suite 300, Rancho Cordova, CA 95670 or to such other person or to such other place as Landlord may from time to time designate in writing.

      H. SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum shown in Paragraph 1G. Said sum shall be held by Landlord as a Security Deposit ("Deposit") for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Deposit for the payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Deposit to Landlord's successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor.

6. RULES AND REGULATIONS AND COMMON AREA. Subject to the terms and conditions of this Lease and such Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the nonexclusive right to use the access roads, parking areas, lobby, hallways, restrooms, stairways and such other facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex in which the Premises are located. All areas in the Complex, other than the Premises and the premises leased or available to lease to other tenants shall be referred to herein as "Common Area". Tenant's right to use the Common Area shall terminate upon the termination of the Lease. Landlord reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Complex. The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Complex of any of said Rules and Regulations. Tenant shall notify Landlord of any items in the Common Area which require repair or replacement.

      Landlord reserves the right at any time to change the shape, size, location, and extent of the Common Area, including but not limited to, the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, restrooms or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall entitle Tenant to any reduction of rent hereunder.

7. EXPENSES OF OPERATION, MANAGEMENT AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX. Landlord shall operate, manage and maintain the Common Area. Expenses of operation, management, maintenance and repair of the Common



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Areas which are Direct Expenses include, but are not limited to, (1) license, permit, and inspection fees; (2) security (if provided); (3) utility charges including, but not limited to, water, gas, electricity, sewer service and waste pickup; (4) all charges incurred in the maintenance of landscaped areas, ponds, fountains, waterways, parking lots, sidewalks and driveways; (5) the cost of operation, maintenance, and repair of the interior of the Common Area (including lobbies, restrooms, janitor's closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings, ceilings, building exterior doors, skylights (if any), fire extinguishing systems) including janitorial service for said Common Area; (6) the cost of operation, maintenance, repair and replacement of the Common Area windows, window frames, plate glass, glazing, truck doors, main plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes and ballasts), main heating and air conditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), store fronts, roofs, downspouts; mechanical and structural elements, including structural roofing and exterior surfaces to the buildings; (7) repairing and replacing non-structural roofing;
(8) the cost of repairing or replacing window coverings provided by Landlord, carpeting, flooring materials, wall coverings, partitioning and other furnishings in Common Areas which, as a result of normal use, require periodic replacement; (9) supplies; (10) materials; (11) equipment and tools; (12) sales, use and excise taxes on goods and services purchased by Landlord; (13) the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, and if the capital improvement is less than One Dollar ($1.00) per rentable square foot of the Complex, the cost will be allocated per Paragraph 5D, and that in the event the cost is in excess of One Dollar ($1.00) per rentable square foot of the Complex, Landlord shall amortize its investment in said improvements (together with interest at the Prime Rate (as defined in Section 10 below) on the date the costs are incurred plus three percent (3%)) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses; and (14) any other expense or charge, whether or not hereinbefore described which in accordance with generally accepted accounting and management practices would be considered an expense of managing, operating, maintaining and repairing the Complex.

      In the event any of the above maintenance responsibilities cannot be segregated from any other tenant(s) of Landlord where there is common usage with other tenant(s), such maintenance responsibilities and charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord.

      The manner in which the Common Area is maintained shall be at the sole discretion of Landlord. In the event Landlord contracts with or hires a third party to perform Common Area maintenance, Tenant acknowledges and agrees that the amount paid to the third party is a proper and reasonable amount to be charged for that item or service.

8. PARKING. Tenant shall have the right to use with other tenants or occupants of the Complex the number of parking spaces per one thousand (1,000) usable square feet leased to Tenant shown in Paragraph 1H in the common parking areas of the Complex. Except for maintenance of the parking lot provided for herein, parking shall be free to Tenant throughout the initial lease term unless charges are imposed by any governmental agency having jurisdiction over the property. Tenant agrees, that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use parking spaces in excess of the number of spaces allocated to Tenant hereunder. Landlord shall have the right, at Landlord's reasonable sole discretion, to specifically designate the location of Tenant's parking spaces within the common parking areas of the Complex in the event of a dispute among the tenants occupying the building and/or Complex referred to herein, in which event Tenant agrees that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for to Tenant's use. Said parking spaces, if specifically designated by Landlord to Tenant, may be relocated by Landlord at any time, and from time to time. Landlord reserves the right, at Landlord's reasonable sole discretion, to rescind any specific designation of parking spaces, thereby returning Tenant's parking spaces to the common parking area. Landlord shall give Tenant written notice of any change in Tenant's parking spaces. Tenant shall not, at any time, park or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant's trucks or other vehicles or the trucks and vehicles of Tenant's suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the common parking area or other common areas of the Complex. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

9. ACCEPTANCE AND SURRENDER OF PREMISES. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their condition on the date of signing Lease and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. In the event Landlord constructs improvements for Tenant prior to occupancy as part of this Lease, Landlord and Tenant shall prepare a punch list within fifteen (15) days of occupancy which items shall be corrected within thirty (30) days of submission of the punch list to Landlord. In the event that any item(s) in the punch list cannot be corrected within thirty (30) days, it shall be sufficient that Landlord has commenced correction of such item(s) within the thirty (30) day period. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in at least as good condition and repair as when Tenant commenced occupancy of the Premises, except normal wear and tear and in accordance with the standards set forth in Paragraph 11 below. Upon termination of the Lease and Tenant's surrendering the Premises, Landlord may, at Tenant's expense, cause the Premises to meet the standards set forth in Paragraph 11.

      Any alterations, additions, or improvements made in, to, or on the Premises (except moveable trade fixtures installed at the expense of Tenant) shall be removed at Tenant's sole expense prior to termination of the Lease Term except that Tenant shall ascertain from Landlord not less than thirty (30) days before the end of the Term whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore (including repairing any damage caused during the Lease Term or by the removal of Tenant's personal property or trade fixtures) said Premises or such part or parts before the end of this Lease at Tenant's sole cost and expense. Tenant, on or before the end of the Term or sooner termination of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Tenant shall be treated as a holdover pursuant to Paragraph 30 below. and Tenant agrees to indemnify, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the Term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

10. ALTERATIONS AND ADDITIONS. Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant. Landlord agrees that such consent shall not be unreasonably withheld. However, Landlord may withhold its consent in its sole discretion if any proposed alteration will affect the structural integrity or safety of the building, or its electrical, plumbing, heating/ventilation/air-conditioning, mechanical or life safety systems. Tenant shall furnish complete plans and specifications for the desired alterations. Tenant shall pay to Landlord, upon demand, a review fee in the amount of the actual cost incurred by Landlord for such review, four percent (4%) of the first $50,000 of construction cost of alterations and two percent (2%) of the balance of the construction cost of alterations to compensate Landlord for the cost of review and approval of the plans and specifications, and for additional administrative costs incurred in monitoring the construction of the alterations. Landlord reserves the right to approve all contractors, laborers, materialmen and suppliers proposed by Tenant to make such alterations and additions. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air conditioning, partitioning, draperies, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures but shall become the property of Landlord immediately upon construction or installation and may not be removed by Tenant. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained written consent from Landlord to do so, which shall not be unreasonably withheld and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors, laborers, materialmen or suppliers for payment for Tenant's improvements. Subsequent to obtaining Landlord's written consent and prior to commencement of construction of the alterations, Tenant shall deliver to Landlord a copy of the building permit. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic's lien, stop notice or other lien filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the sole cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant.

11. MAINTENANCE OF PREMISES. Landlord shall, at its expense subject to reimbursement according to Paragraph 5D, keep and maintain the Premises in a good standard of maintenance and repair. Landlord's maintenance and repair responsibilities herein referred to include janitorial service (as reasonably determined by Landlord), plumbing systems within the Premises, electrical systems within the Premises, interior improvements within the Premises (including replacement of burned out or broken light bulbs or ballasts, maintaining all interior walls painted, or cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; all broken, marred or nonconforming acoustical ceiling tiles replaced; all interior windows washed; the air conditioning and heating systems serviced by a reputable and licensed service firm and in good operating condition and repair), and heating and air conditioning controls within the Premises. Tenant agrees to provide and use carpet mats (of a type which allow air circulation under the mat) under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant's sole expense upon Lease termination. Tenant hereby waives all rights to terminate the Lease, to require Landlord to put Premises in a condition suitable for Tenant, and/or to make repairs and deduct the amount of the repair from rent due under Lease, which rights are more specifically set forth in subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

12. UTILITIES. Utility charges include and are limited to all charges for water, gas, electricity, sewer service and waste pick-up.

        Landlord shall not be liable for any failure to provide access to the Premises, to assure the beneficial use of the Premises, or to furnish any services or utilities when such failure is caused by natural occurrences, riots, civil disturbances, insurrection, war, court order, public enemy, accidents, breakage, strikes, lockouts, or other labor disputes, the making of or delays in repairs, alterations or improvements to the Premises or the Complex, the inability to obtain an adequate supply of fuel, gas, steam, water, electricity, labor, or other supplies or by any other condition beyond Landlord's reasonable control, and Tenant shall not be entitled to any damages resulting from such failure, nor shall such failure relieve Tenant of the obligation to pay all sums due hereunder or be construed as a constructive or other eviction of Tenant. If any governmental entity promulgates or revises any statute, ordinance, or building code, fire or other code, or imposes mandatory or voluntary controls or guidelines on Landlord or the building or any part thereof, relating to the use or conservation of energy water, gas, steam, light or electricity or the provision of any other utility or service provided with respect to this Lease, or if Landlord is required or elects to make alterations to the Building in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines or make such alterations to the Building.

      Provided that Tenant is not in default in the performance or observance of any of the terms, covenants or conditions of this Lease to be performed or observed by it, Landlord shall furnish to the Premises between the hours of 7:00 a.m. and 5:00 p.m., Mondays through Fridays (holidays excepted) and subject to the rules and regulations of the Complex hereinbefore referred to, reasonable quantities of water, gas and electricity suitable for the intended use of the Premises and heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises for such purposes. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the building heating, ventilating and air conditioning systems. Whenever heat generating machines, equipment, or any other devices (including exhaust fans) are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning units in Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Tenant will not, without the written consent of Landlord which shall not be unreasonably withheld, use any apparatus or device in the Premises, including, without limitation, electronic data processing machines or machines using current in excess of 220 Volts which will in any way increase the amount of electricity, gas, water or air conditioning usually furnished or supplied to Premises being used as general office space, or connect with the electric current (except through existing electrical outlets in the Premises), or connect to gas or water pipes any apparatus or device for the purposes of using electric current, gas, or water. If Tenant shall require water, gas, or electric current in excess of that usually furnished or supplied to Premises being used as general office space, Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld and Landlord may, at its option, cause an electric current, gas, or water meter to be installed in the Premises in order to measure the amount of electric current, gas or water consumed for any such excess use. The cost of any such meter and of the installation, maintenance and repair thereof as well as all charges for such excess water, gas and electric current consumed (as determined by meter, hourly rate or other reasonable basis and at the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping account of electric current, gas, or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly upon demand by Landlord. In the event of Tenant's monetary default, which default is not cured within the applicable time allowed, Landlord shall have the right to terminate utilities to the Premises.

      In the event any of the utility charges cannot be segregated from other tenant(s) of Landlord or where there is common usage with other tenant(s), such charges shall be allocated to the leased Premises by square footage, metered usage or other equitable basis as calculated and determined by Landlord.

13. TAXES.

      A. REAL PROPERTY TAXES. The term "Real Property Taxes", as used in this Lease, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Complex now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein) any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex; and (iii) all costs and fees (including reasonable attorneys' fees) incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord's business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such Real Property Tax is fairly allocable to the Complex shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources. If any portion of the Real Property Tax is based upon excess assessed valuation of interior improvements in the Premises (or other premises for the exclusive use of tenants in the Complex) that are deemed to be taxes levied against personal property of Tenant (or such other tenants) governed by the provisions of 13B(a) below, then such portion shall not be included within the meaning of the term "Real Property Taxes."

      B. TAXES ON TENANT'S PROPERTY. (a) Tenant shall be liable for and shall pay ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, Tenant shall within ten (10) days of demand repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

            (b) If the interior improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for Real Property Tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the Real Property Taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of 13B(a) above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said interior improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

14. LANDLORD'S INSURANCE. At all times during the term of this Lease, Landlord will purchase and maintain, as part of Direct Expenses, Commercial Property Insurance covering the Complex and Landlord's equipment and furnishings in such reasonable amounts and with such reasonable coverages as determined by Landlord. Tenant acknowledges that it shall not be a named insured on such policies and that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Tenant further acknowledges that Landlord shall not be required to carry (but shall have the right, in its sole discretion, and as a Direct Expense, to carry) insurance covering (1) Tenant's property described in paragraph 15 below; (2) Business Income Insurance against, or be responsible for, any loss suffered by Landlord or Tenant due to interruption of Tenant's business from any cause; (3) loss to the Complex resulting from Flood, Earthquake, Windstorm or Hurricane; and (4) any other type of property or loss. Tenant shall cooperate with Landlord's insurance companies in the adjustment of any claims for any damage to the Complex.

15. TENANT'S INSURANCE. At all times during the term of this Lease, Tenant will purchase and maintain, at Tenant's sole expense, the following insurance, in amounts not less than those specified below or such other amounts as Landlord may from time-to-time reasonably request, with insurance companies and on forms satisfactory to Landlord.

      A. LIABILITY INSURANCE. Commercial General Liability Insurance written on an "occurrence" form covering the use, occupancy and maintenance of the demised Premises and all operations of the Tenant including: a) Premises Operations; b) Independent Contractors;

c) Products - Completed Operations; d) Broad Form Property Damage; e) Blanket Contractual Liability; f) Personal and Advertising Injury; g) Fire Legal Liability; and h) Employees Named as Additional Insureds.

      Limits for such coverage shall be:

      Bodily Injury and Property Damage Combined Single Limit

      $1,000,000 per Occurrence
      $2,000,000 General Aggregate
      $2,000,000 Products and Completed Operations Aggregate

      Personal and Advertising Injury

      $1,000,000 per Person/Organization
                subject to
      $2,000,000 General Aggregate

      Fire Legal Liability

      $500,000 Any One Fire
                subject to
      $2,000,000 General Aggregate

      The policy shall further contain a provision that the General Aggregate limit applies exclusively to Tenant's Premises.

      The policy shall contain an endorsement specifically naming the following as additional insureds: Alexander & Baldwin, Inc. and A&B Properties, Inc. and all of their officers and employees, with respect to the Tenant's use, occupancy or maintenance of the Premises.

      The policy shall also contain an endorsement amending the "Other Insurance" clause as follows:

            "The insurance afforded to Additional Insureds under this policy is primary insurance and the insurer will not seek contribution from other insurance available to the Additional Insureds."

            The policy shall contain a waiver of subrogation endorsement which specifically states:

            "The insurer waives any right of recovery they may have against Alexander & Baldwin, Inc., and A&B Properties, Inc., as Landlord, and all of their respective officers and employees, because of payments made under this policy."

      B. AUTOMOBILE INSURANCE. Automobile Liability Insurance to include coverage for any owned, non-owned or hired automobiles and automobile contractual liability with limits of: $1,000,000 per Person/$1,000,000 per Accident - Bodily Injury; $1,000,000 per Accident - Property Damage; and such other coverage as required by California law.

      The policy shall contain an endorsement naming the following as additional insureds: Alexander & Baldwin, Inc. and A&B Properties, Inc. and all of their officers and employees.

      C. WORKERS' COMPENSATION INSURANCE. Workers' Compensation coverage shall be carried as required by California law to further include: Voluntary Compensation Coverage, Other States' Coverage, and U.S. Longshore & Harbor Workers' Compensation Coverage, if applicable, with statutory limits for Workers' Compensation and limits for Employers' Liability of: $1,000,000.00 Each Accident; $1,000,000.00 Disease - Policy Limit; and $1,000,000.00 Disease - Each Employee.

      D. UMBRELLA INSURANCE. Umbrella Liability Insurance to be excess over the Commercial General Liability, Automobile Liability, and Employers' Liability Insurance. The Umbrella Liability policy shall be written on an "occurrence" form with a limit of liability of $2,000,000.00 and a Self-Insured Retention no greater than $10,000.

      The policy shall contain an endorsement naming the following as additional insureds following the form of the underlying Commercial General Liability:
Alexander & Baldwin, Inc. and A&B Properties, Inc. and all of their officers and employees.

      The policy shall also contain an endorsement amending the "Other Insurance" clause as follows:

            "Subject to the terms and conditions of this policy, the insurance afforded to Additional Insureds, Alexander & Baldwin, Inc., and A&B Properties, Inc., and all of their officers and employees under this policy shall be considered to be primary to any insurance they may have in force which also applies to a loss covered hereunder and, further, the insurer shall not seek contribution from other insurance available to the Additional Insureds."

            The policy shall contain a waiver of subrogation endorsement which specifically states:

            "The insurer waives any right of recovery they may have against Alexander & Baldwin, Inc., and A&B Properties, Inc., as Landlord and all of their respective officers and employees because of payments made under this policy."

      The policy shall provide defense expense in addition to the limit of liability stated in the policy.

      E. COMMERCIAL PROPERTY INSURANCE. Commercial Property Insurance covering all Tenant's furniture, fixtures, machinery, equipment, stock and any other personal property owned and/or used in Tenant's business and all leasehold improvements constructed after the date of this Lease, whether made or acquired at the Tenant's expense or Landlord's expense, in an amount equal to their full replacement cost without deduction for depreciation. At a minimum, such policy shall insure against destruction or damage by fire and other perils covered on an ISO Causes of Loss - Special Form including Earthquake, Wind and Hurricane or its equivalent. Such policy shall further provide Replacement Cost Coverage and contain an Agreed Amount endorsement. Such policy shall not contain a per occurrence deductible greater than $5,000. Tenant, with all reasonable speed, will use all proceeds of such insurance, so long as this Lease remains in effect, for rebuilding, repairing, replacing or otherwise reinstating the improvements in a good and substantial manner pursuant to applicable building laws and codes and the plan as shall have been approved in writing by Landlord. Tenant will make up from its own funds any deficiency in such insurance proceeds.

      Further, the policy shall contain a provision specifically naming the following as additional insureds as their interest may appear: Alexander & Baldwin, Inc. and A&B Properties, Inc. and all of their officers and employees.

      F. BUSINESS INCOME INSURANCE. Business Income and/or Extra Expense Insurance in an amount sufficient to insure payment of rent and other fixed costs, for a period of not less than 12 months, during any interruption of Tenant's business by reason of Tenant's Premises or personal property being damaged by fire or other perils covered on an ISO Causes of Loss - Special Form or its equivalent. In addition, such coverage shall be written on an Agreed Amount Basis. Tenant acknowledges that it assumes all risks of loss due to interruption of Tenant's business by any cause.

      G. POLLUTION LIABILITY INSURANCE. If required by Landlord because of special environmental concerns regarding the Tenant's operations, Pollution Legal Liability Insurance covering claims for damage or injury caused by hazardous materials, including, without limitation, bodily injury, wrongful death, property damage, including loss of use, removal, cleanup and restoration of work and materials necessary to return the Premises and any other property of whatever nature located on the Premises to their condition existing prior to the appearance of Tenant's hazardous materials on the Premises. The policy shall contain a provision specifically naming Alexander & Baldwin, Inc. and A&B Properties, Inc. and all of their officers and employees as additional insureds. If such coverage is applicable, limits for Pollution Legal Liability coverage shall be determined by Landlord.

16. GENERAL REQUIREMENTS.

      A. CERTIFICATE OF INSURANCE. Certificates of Insurance evidencing all such insurance and acceptable to Landlord shall be filed with Landlord prior to occupancy of the demised Premises and at least ten (10) days prior to the expiration of the term of each policy thereafter. Such Certificates of Insurance must specifically show all the special policy conditions required in this
Article including "additional insured", "waiver of subrogation", "notice of cancellation", and "primary insurance" wording applicable to each policy. Alternatively, a certified, true and complete copy of each properly endorsed policy may be submitted.

      B. MINIMUM RATING. All coverage shall be written by an admitted insurer in the State of California, with a current Best Rating of A-:7 or better.

      C. NOTICE OF CANCELLATION. All insurance policies required hereunder shall be specifically endorsed to state that coverages afforded under the policies will not be cancelled or allowed to expire until at least 60 days' prior written notice has been mailed to the Landlord. The Certificate of Insurance for each policy must state that "the issuing company will mail 60 days' written notice of cancellation or modification to the certificate holder." The words "endeavor to" and "failure to mail such notice shall impose no obligation for liability . . ." are unacceptable and these two phrases must be crossed out if they appear in the printed certificate form.

      D. REINSTATEMENT OF COVERAGE. If the limits of available liability coverage required herein become substantially reduced as a result of claim payments, Tenant shall immediately, at its own expense, purchase insurance to reinstate the limits of liability coverage required by this Lease.

      E. CLAIM SETTLEMENT. Tenant shall not settle any claim or accept any proceeds in satisfaction of any claim involving damage to the Premises or liability of Landlord without Landlord's express prior written consent.

      F. BLANKET POLICY. Tenant may maintain the insurance required under this Article under blanket or umbrella policies, as applicable, issued to Tenant covering other properties owned or leased by Tenant; provided that the policies otherwise comply with this Lease and allocate to the Premises the coverage specified by this Lease, without possibility of reduction or coinsurance by reason of, or damage to, any other properties named therein, and if the insurance required by this Lease shall be effected by any such blanket or umbrella policies, Tenant shall furnish to Landlord certified copies of policies with schedules thereto attached showing the amount of insurance afforded by such policies to the Premises.

      G. WAIVER OF SUBROGATION. Each party hereto waives on behalf of itself and its insurers any claim it might otherwise have against the other party and all of its affiliates, arising out of loss or damage, including consequential loss or damage, to its own property within the Premises or the Complex if the damage is or would be covered by any policy of insurance required to be provided hereunder or otherwise maintained.

      H. ADEQUACY OF COVERAGE. Landlord, its agents and employees, make no representation that the limits of liability specified to be carried by Tenant pursuant to this Lease are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant's sole expense.

      I. RESERVATION OF RIGHTS - CHANGES. Landlord hereby reserves the right to make changes at any time to the insurance requirements herein should new exposures be brought to light or new insurance products become available during the term of this Lease. Tenant shall add as additional insureds to the insurance policies required by this Lease such other persons as Landlord may from time-to-time reasonably require.

17. INDEMNIFICATION. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Premises or Complex; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Premises or the Complex, including any contamination of the Premises or the Complex or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) injury to or death of any person or damage to or destruction of property in or about the Premises by or from any cause whatsoever, including without limitation, gas, oil, electricity or leakage of any character from the roof, walls, or other portion of the Premises or the Complex; (d) any breach or default in the performance of Tenant's obligations under this Lease; (e) any misrepresentation or breach of warranty by Tenant under this Lease; (f) any loss of or damage to property by theft or otherwise;
(g) any injury or damage to persons or property resulting from any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from the pipes, appliances or plumbing therein or from the roof, street, landscaped areas or from any other place or resulting from any other cause whatsoever; or (h) other acts or omissions of Tenant; except for any costs, claim or liability arising from Landlord's gross negligence or willful misconduct. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim, except for any claim arising out of Landlord's gross negligence or willful misconduct. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Premises or the Complex arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used herein, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

18. COMPLIANCE. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or thereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises and the Complex, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises or the Complex.

      In the event any governmental authority having jurisdiction over the property promulgates or revises any law, ordinance or regulation, or building, fire or other code, or imposes mandatory or voluntary controls or guidelines on Landlord or the subject property of this Lease relating to the use or conservation of energy, transportation management, utilities, or the reduction of automobile or other emissions (collectively "controls") and in the event Landlord is required or elects to make alterations to the property in order to comply with such mandatory or voluntary controls, Landlord, may at its sole discretion, comply with such controls or make such alterations to the property related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.

      Landlord agrees to bring the Complex, excluding the Premises leased to Tenant and other premises leased to other tenants, into general compliance with the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) (the "Act") prior to the commencement date of this Lease. Tenant shall, at Tenant's sole cost and expense, comply with any and all governmental laws, ordinances, rules and regulations applicable to the Premises regarding access of disabled persons, including without limitation, the Act and any other similar federal, state, or county laws or ordinances and the rules, regulations and/or guidelines adopted, published and/or promulgated thereunder (collectively, the "Disability Access Laws"). Landlord shall not be liable for any failure by Tenant to comply with the Disability Access Laws with respect to the Premises, and Tenant expressly releases Landlord and Landlord's employees from any and all liability for any failure by Tenant to so comply. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's employees from and against any and all claims and demands for loss or damage, including claims for discrimination, personal injury, monetary damage, or injunctive relief arising out of or in connection with any failure or alleged failure of the Premises to comply with the Disability Access Laws, and including all reasonable attorneys' and other professional or consultants' fees, paid or incurred by Landlord and/or Landlord's employees in connection with any such claims or demands including, but not limited to, all costs related to any preventive measures which Landlord or Landlord's employees may take prior to the filing of any action or to attempt to prevent the filing of such action.

19. LIENS. Tenant shall keep the Premises and the Complex free from any liens or stop notices arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event that Tenant shall not, within ten
(10) days following the imposition of such lien or stop notice cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation to, cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant within ten (10) days of written demand, with interest at the highest Prime Rate published in the Money Rates section of the Wall Street Journal (or if the Wall Street Journal ceases publishing such rate, as published by a comparable source) (the "Prime Rate").

20. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord. As a condition for granting its consent to any subletting, Landlord may require that Tenant agree to pay Landlord, as Additional Rent, all rents received by Tenant from its subtenants in excess of the rent payable by Tenant to Landlord hereunder. Tenant shall, by not less than ninety (90) days written notice, advise Landlord of its intent to sublet the Premises or any portion thereof for any part of the term hereof. Within thirty (30) days after receipt of Tenant's notice, Landlord shall give approval or disapproval to Tenant to sublease the portion of the Premises described in Tenant's notice on the date specified in Tenant's notice. Landlord's approval to a sublease shall not be unreasonably withheld Landlord shall also have the right to terminate this Lease or that portion of the Premises described in Tenant's notice on the date specified in Tenant's notice. If Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all of the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, which consent shall not be unreasonably withheld, no assignee, transferee or subtenant shall assign or transfer this Lease,



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

either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord may require Tenant to pay all reasonable expenses in connection with the assignment and Landlord may require Tenant's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease.

      If at any time during the term of this Lease the ownership of Tenant shall be changed as a result of sale of assets, sale of stock, merger, consolidation or otherwise so as to result in the change in the controlling interest in Tenant, Tenant shall give immediate notice thereof to Landlord and obtain Landlord's prior written consent. If Tenant is a corporation, a limited liability company, an unincorporated association or a partnership, any cumulative transfer, of any stock or interest in such corporation, limited liability company, association or partnership greater than fifty-one percent (51%) thereof, or any cumulative transfer (other than in the ordinary course of business) of any assets of such corporation, association or partnership greater than fifty-one percent (51%) thereof, shall be deemed a change in the controlling interest within the meaning and provisions of this paragraph and shall be subject to the provisions hereof; provided, however, that the foregoing shall not apply to corporations, fifty percent (50%) or more of the stock of which is traded through a national or regional exchange or over-the-counter.

21. PROTECTION OF LENDERS AND PURCHASERS.

      A. SUBORDINATION. Landlord shall have the right to subordinate this Lease to any deed of trust or mortgage encumbering the Premises or the Complex, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender or purchaser, which is acquiring a security interest in the Premises, the Complex or the Lease. Tenant shall execute such further documents and assurances as such lender or purchaser may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Premises or the Complex during the Lease term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any beneficiary or mortgagee elects to have this Lease prior to the lien of its deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said deed of trust or mortgage or the date of recording thereof.

      B. ATTORNMENT. If Landlord's interest in the Premises or the Complex is acquired by any beneficiary under a deed of trust, mortgagee or purchaser, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises or the Complex and recognize such transferee or successor as Landlord under this Lease, the party acquiring the Premises shall assume Landlord's rights and obligations under this Lease and Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises or the Complex upon the transfer of Landlord's interest.

      C. SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

      D. ESTOPPEL CERTIFICATES. (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor); (ii) the commencement and expiration dates of this Lease; (iii) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (iv) that this Lease has not been canceled or terminated; (v) the last date of payment of the Basic Rent and other charges and the time period covered by such payment; (vi) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating the specific facts supporting Tenant's claim of default); (vii) the capacity of the person executing the certificate and that such person is duly authorized to execute the same on behalf of Tenant; (viii) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate; (ix) the amount of any security deposit and prepaid rent; (x) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises or the Complex may require. Tenant shall deliver such statement to Landlord within ten (10) days after receipt of Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Premises or the Complex. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

            (b) If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Basic Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

      E. TENANT'S FINANCIAL CONDITION. Within twenty (20) days after written request from Landlord which request Landlord may make from time to time or at any time during the Lease Term, Tenant (and/or Guarantor) shall deliver to Landlord (a) a current financial statement of Tenant and any Guarantor of this Lease; and (b) to the extent not already delivered, financial statements of Tenant and such Guarantor for the two (2) years prior to the current financial statements delivered to Landlord. Such statements shall be prepared in accordance with generally accepted accounting principles and certified as true in all material respects by Tenant and Guarantor (if Tenant and/or Guarantor are individuals) or by an authorized officer or general partner of Tenant and Guarantor (if Tenant and/or Guarantor are a corporation or partnership, respectively). In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Complex. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

22. ENTRY BY LANDLORD. Landlord (including agents, contractors, employees or anyone else acting on behalf of Landlord) reserves, and shall at all reasonable times have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to make repairs or provide any services to a contiguous tenant(s); to submit the Premises to prospective purchasers, mortgagors or tenants; to post notices of non-responsibility; and to alter, improve or repair the Premises or any portion of the Complex, all without abatement of rent, and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

23. BANKRUPTCY. The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord's option, constitute a material breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant's unexpired Lease, the trustee or receiver shall notify Landlord in writing within the shortest time period afforded by the Bankruptcy rules and/or regulations. Subject to applicable law, Landlord shall have all rights available to terminate Tenant's right to possession on an expedited basis and proceed against Tenant for all damages.

      Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.

      Nothing contained in this paragraph shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

24. DEFAULT/REMEDIES. The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon the expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto. Tenant shall have a period of five (5) days from the date of written notice from Landlord within which to cure any other default under this Lease, unless said default cannot be cured within five (5) days and Tenant has taken steps to cure the default. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

            (a) The rights and remedies provided for by California Civil Code
Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraphs
(2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two (2) real estate brokers shall select a third licensed real estate broker, and the three (3) licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award. In the event the three (3) real estate brokers cannot agree upon the amount of rental loss, the parties agree to accept the middle value as final and binding.

            (b) The rights and remedies provided by the California Civil Code which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies thereunder, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession. For purposes of this Lease, acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

            (c) The right to terminate this Lease by giving notice to Tenant in accordance with the applicable law.

            (d) The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the reasonable cost of such subletting, including, but not limited to, reasonable attorneys' fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period; or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If



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

Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this subparagraph (d), Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

            (e) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to subparagraph (d) above.

25. ADDITIONAL SECURITY AND REMEDY UPON DEFAULT. As further security for Tenant's obligations under this Lease, Tenant hereby grants to Landlord a security interest in all of Tenant's personal property and such other personal property of any kind or nature whatsoever, which is now or becomes a "fixture" or attached to the Premises, together with all present and future attachments, replacements and additions thereto and products and proceeds thereof. This provision is intended to be a Security Agreement under the Uniform Commercial Code as in force from time to time in California and Tenant shall execute any and all documents necessary to perfect Landlord's security interest in the personal property described above. In the event of Tenant's default, Landlord shall have the rights afforded by the Uniform Commercial Code with respect to the personal property covered by this paragraph. Landlord's interest in the items set forth above as well as Tenant's personal property and or "fixtures" shall constitute Landlord's additional security and nothing in this paragraph shall be construed to limit or constitute a waiver of any of Landlord's rights and remedies upon Tenant's default.

26. ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the term of this Lease; and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

27. DESTRUCTION. In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is responsible under Paragraph 11, Landlord may, at its option:

            (a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or

            (b) Terminate this Lease.

      Landlord shall give Tenant notice in writing within thirty (30) days from the partial destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease. If Landlord elects to rebuild or restore, Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. If Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord's obligation to rebuild or restore shall be limited to the building and interior constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this Lease is not canceled according to the provisions above.

      The proceeds from any insurance required by this Lease or such other insurance proceeds paid by reason of damage to or destruction of the Complex of Premises, or any part thereof, shall belong to and be paid to Landlord subject to the rights of any beneficiary of any deed of trust which constitutes an encumbrance.

      Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code.

      In the event that more than thirty-three and one third percent (33-1/3%) of the building in which the Premises are situated is damaged or destroyed (percentage of damage or destruction based on replacement cost) Landlord may elect to terminate this Lease, whether the Premises be injured or not. Landlord shall give Tenant notice in writing within thirty (30) days from such damage or destruction of the building of its election to either rebuild and restore them, or to terminate this Lease. In the event the destruction of the Premises is caused by Tenant, Tenant shall pay the deductible portion of Landlord's insurance proceeds.

28. EMINENT DOMAIN. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

      If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof, or (ii) any of the foregoing events occur with respect to the taking of any space in the Complex not leased hereby, or if any such spaces so taken are conveyed in lieu of such taking and Landlord shall decide to discontinue the use and operation of the Complex, or decide to demolish, alter or rebuild the Complex, then, in any of such events, Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written notice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

      In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention to do so, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination. If any assessments or Basic Rent has been paid in advance by Tenant, Landlord shall refund to Tenant for the unexpired period for which payment has been made within thirty (30) days from said termination.

      If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

29. SALE OR CONVEYANCE BY LANDLORD. In the event of a sale or conveyance of the Complex or any interest therein, by any owner then constituting all or part of Landlord, the transferor shall thereby be released from any liability for acts or events occurring after said transfer upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant. In such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor and the successor in interest shall assume Landlord's rights and obligations under this Lease.

30. HOLDING OVER. Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month-to-month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the monthly Basic Rent and Additional Rent required during the last month of the Lease term.

31. CONSTRUCTION CHANGES. It is understood that the description of the Premises and the location of duct work, plumbing and other facilities therein are subject to such changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises. No change in plans for any other portions of the Complex shall affect the enforceability of this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

32. RIGHT OF LANDLORD TO PERFORM. All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obliged to, make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the Prime Rate of interest plus two percent (2%) per annum from the date of such payment on performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

33. ATTORNEYS' FEES.

      A. In the event of a dispute regarding possession of the Premises, recovery of any sum due under this Lease, breach of any provision of this Lease, or to enforce any right or obligation set forth herein, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

      B. In the event of a dispute between Landlord and Tenant which is resolved by a Court or Judicial Reference as set forth herein, Landlord and Tenant agree, notwithstanding Paragraph 33A above, that for purposes of determining the amount of attorneys' fees to be awarded to the prevailing party, the Judge or Reference shall consider, in addition to such evidence as is submitted, any written settlement offers and the timing of such offers. In such event, if the Court or Reference determines that the prevailing party rejected a settlement offer which is equal to or greater than the net recovery obtained, the prevailing party shall only be entitled to recover in attorneys' fees an amount which is not more than twenty-five percent (25%) of the net recovery. The Court or Reference shall also consider the amount originally demanded by the prevailing party and depending on the ultimate net recovery, award the non-prevailing party, as an offset, an amount up to twenty-five percent (25%) of the prevailing party's total net recovery for successfully defending claims asserted by the prevailing party.

      C. Should Landlord be named as a defendant in any suit brought against Tenant by any third party in connection with or arising out of Tenant's occupancy hereunder, Tenant shall indemnify and hold Landlord harmless from any and all costs, expenses incurred (including reasonable attorneys' fees) as well as any judgment rendered against Landlord, except to the extent a final judgment of a court of competent jurisdiction establishes that the injury, loss, or damage, was proximately caused by Landlord's gross negligence, or willful misconduct.

34. JUDICIAL REFERENCE. The parties agree that, other than an action by Landlord to obtain possession of the Premises, an action by Landlord seeking indemnification from Tenant, or any action which seeks relief which can only be obtained by Court proceeding, any dispute arising out of this Lease shall be heard by a referee pursuant to the provisions of California Code of Civil Procedure Section 638, et seq., for a determination to be made which shall be as binding upon Landlord and Tenant as if tried by a court or jury. In the event of such reference, the following provisions shall apply:



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
            (a) Within five (5) business days after service of a demand for reference, Landlord and Tenant shall agree upon a single referee who shall then try all issues in dispute, whether of fact or law, and then report his/her findings and judgment thereon. If Landlord and Tenant are unable to agree upon a referee, either Landlord or Tenant may seek to have one appointed pursuant to
Section 640 of the California Code of Civil Procedure by the presiding judge of the Sacramento County Superior Court.

            (b) The compensation of the referee shall be such as is customarily charged by referees for like services. The cost of such proceedings shall initially be borne equally by Landlord and Tenant; however, the prevailing party in such proceedings shall be entitled, in addition to all other costs, to recover its contribution for the cost of the referee as an item of costs.

            (c) If a court reporter is required by any party, then a court reporter shall be present at all proceedings and the fees of such court reporter shall initially be borne by the party requesting the court reporter, or equally, if both parties request a court reporter. Such fees shall be an item of recoverable costs to the prevailing party.

            (d) The referee shall apply all California Rules of Procedure and Evidence and shall apply the substantive law of California in deciding the issues to be heard. Notice of any motion before the referee shall be given in the manner prescribed by the California Code of Civil Procedure, all hearings shall be set at the convenience of the referee, and venue for all hearings shall be selected by the referee at a place in Sacramento County, California.

            (e) The referee's decision under California Code of Civil Procedure
Section 644 shall stand as the judgment of the court, subject to appellate review as provided by the laws of the State.

            (f) Landlord and Tenant agree that any such dispute shall be decided as soon as practicable following the selection or appointment of a referee. The date of hearing for any proceedings shall be determined by agreement of the parties and the referee, or if the parties cannot agree, then by the referee.

            (g) Without limiting the jurisdiction of the referee, Landlord and Tenant specifically acknowledge that the referee shall have jurisdiction to issue all legal and equitable relief including an award of damages, the issuance of injunctions, and requiring the specific performance of any provisions of this Lease.

            (h) In addition to any other relief awarded by the referee, the referee shall award attorneys' fees to the prevailing party pursuant to Paragraph 33(B) above.

35. WAIVER. The waiver by either party of the other party's failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

36. NOTICES. All notices, demands, requests, advice or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advice or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advice or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at the offices of its agent at: 2868 Prospect Park Drive, Suite 300, Rancho Cordova, CA 95670. Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

37. EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed an offer to lease and shall not be binding until executed and delivered by both Landlord and Tenant.

38. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations are such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

39. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

            (a) the sole and exclusive remedy shall be against Landlord and Landlord's assets;

            (b) no partner of Landlord who does not have an interest in the Premises shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

            (c) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

            (d) no partner of Landlord shall be required to answer or otherwise respond to a formal complaint or other proceeding who does not have an interest in the Premises;

            (e) no judgment will be taken against any partner of Landlord who does not have an interest in the Premises;

            (f) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing who does not have an interest in the Premises;

            (g) no writ of execution will ever be levied against the assets of any partner of Landlord who does not have an interest in the Premises;

            (h) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

      Tenant agrees that each of the foregoing covenants and agreements shall survive the termination of the Lease and be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

40. CORPORATE AUTHORITY. If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

41. SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

      All approved signs or lettering on outside doors shall be printed, painted, affixed, inscribed and removed at the expense of Tenant by a person approved of by Landlord.

      Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

42. HAZARDOUS AND TOXIC MATERIALS.

      A. HAZARDOUS MATERIALS. Tenant covenants to comply with all laws relating to Hazardous Materials with respect to the Premises and the Complex. Except for general office supplies typically used in an office area in the ordinary course of business (such as copier toner, liquid paper, glue, ink, and cleaning solvents), for use in the manner for which they were designed and only in accordance with all Hazardous Materials laws and the highest standards prevailing in the industry for such use, and then only in such amounts as may be normal for the business operations conducted by Tenant on the Premises. Tenant (including its employees, agents, invitees or anyone acting by or on behalf of Tenant) shall not use, handle, generate, manufacture, store or dispose of, on or about the Premises or the Complex, or transport to or from the Premises or the Complex, any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or any related materials or substances, including, without limitation, any substance defined as or included in the definition of "hazardous substances" under any applicable federal, state or local law, regulation or ordinance (collectively, "Hazardous Materials").

      B. PERMITTED MATERIALS. Notwithstanding the above provisions, Tenant shall have the right to use, generate and store on the Premises or the Complex, and transport to and from the Premises or the Complex, those Hazardous Materials listed which Tenant has identified on the list attached hereto and incorporated herein by this reference which are used in the ordinary course of Tenant's business (collectively, "Permitted Materials"); provided, however, that Tenant's use, generation, storage and transport thereof is in strict compliance with all applicable federal, state and local laws, regulations and ordinances. If no list is attached to this Lease, Tenant acknowledges and agrees that there are no Permitted Materials. Tenant's failure to obtain and maintain authorization from all required state, federal or local agencies to transfer, store or use Hazardous Materials shall be deemed a material default of this Lease.

      C. PERMITTED MATERIALS CLAIMS. Promptly upon Tenant obtaining actual knowledge thereof, Tenant shall immediately notify Landlord in writing of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened with respect to the Permitted Materials pursuant to any applicable federal, state or local law, ordinance or regulation, and (ii) all claims made or threatened by any third party against Tenant or the Premises or the Complex related to any damage, loss or injury, whether to person or property, resulting from the Permitted Materials (the matters set forth in clauses (i) and (ii) above are hereinafter referred to collectively as "Permitted Materials Claims").

      D. CLEAN UP AND TENANT'S INDEMNITY. Tenant shall promptly take all actions necessary, at its sole cost and expense, to return the Premises or Complex to the condition existing prior to the introduction of any such Hazardous Materials by Tenant or Tenant's employees, agents, invitees or anyone else acting by or on behalf of Tenant, provided Landlord's approval of such actions shall first be obtained.

      Tenant shall be solely responsible for and shall indemnify, defend (with counsel reasonably approved by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, penalties, fines, liabilities, losses and expenses (including without limitation, investigation and clean-up costs, attorneys' fees, consultant fees and court costs) which arise during or after the term of this Lease as a result of the breach of any of the obligations and covenants by Tenant set forth in this Paragraph 42, and/or any contamination of the Premises or the Complex directly arising from the activities of Tenant.

      E. ENVIRONMENTAL INSPECTION. Landlord shall have the right, from time to time, and upon not less than thirty (30) days written notice to Tenant, although not more than annually except in the case of an emergency in which no notice shall be required, to conduct an inspection of the Premises or the Complex to determine the existence or presence of Hazardous Materials within the Premises or the Complex. Landlord shall be accompanied during said inspection by an available representative of Tenant. Landlord shall have the right to enter and inspect materials brought into the Premises or the Complex and the manufacturing processes utilized by the Tenant. Landlord may, in its discretion, retain such experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith. All costs and expenses incurred by Landlord under this subsection shall be paid as Additional Rent by Tenant to Landlord.

      F. SURVIVAL. The foregoing covenants and indemnitee of Tenant shall survive the expiration or earlier termination of the Lease.

43. MISCELLANEOUS AND GENERAL PROVISIONS.

      A. USE OF BUILDING NAME. Tenant shall not, without the written consent of Landlord, use the name of the building or the Complex for any purpose other than as the address of the business conducted by Tenant in the Premises.

      B. CHOICE OF LAW; SEVERABILITY. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

      C. DEFINITION OF TERMS. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

      The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant, the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

      D. TIME OF ESSENCE. Time is of the essence of this Lease and of each and all of its provisions.

      E. QUITCLAIM. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

      F. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

      G. RECORDING. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

      H. AMENDMENTS FOR FINANCING. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant's rights hereunder are not substantially affected.

      I. ADDITIONAL PARAGRAPHS AND ADDENDA. The Paragraphs and Addenda shown in Paragraph 1I are added hereto and are included as a part of this lease.

      J. CLAUSES, PLATS AND RIDERS. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

      K. DIMINUTION OF LIGHT, AIR OR VIEW. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.



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
IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the date and year first above written.


LANDLORD:                                      TENANT:
WDCI, INC., A HAWAII CORPORATION               WEBEX COMMUNICATIONS, INC.,
CORPORATION                                     A DELAWARE CORPORATION



BY:                                            BY:
   ------------------------------------            -----------------------------
                                                   CRAIG KLOSTERMAN

TITLE:                                         TITLE: CHIEF FINANCIAL OFFICER
      ---------------------------------              ---------------------------


BY:                                            BY:
   ------------------------------------            -----------------------------

TITLE:                                         TITLE:
      ---------------------------------              ---------------------------



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